SLM Student Loan Trust 1998-2
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$858,658,872.38	($93,606,987.18)	$765,051,885.20
	ii	Interest to be Capitalized	4,388,268.77		4,043,790.85

	iii	Total Pool	$863,047,141.15		$769,095,676.05

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$863,047,141.15		$769,095,676.05

B	i	Weighted Average Coupon (WAC)	5.950%		6.140%
	ii	Weighted Average Remaining Term	100.34		99.70
	iii	Number of Loans	234,171		212,205
	iv	Number of Borrowers	117,622		107,980

	Notes and Certificates			Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GBA3	0.68%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GBB1	0.73%	757,297,141.15	87.747%	663,345,676.05	86.250%
	iii	Certificates	78442GBC9	0.95%	105,750,000.00	12.253%	105,750,000.00	13.750%

	iv	Total Notes and Certificates			$863,047,141.15	100.000%	$769,095,676.05	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,157,617.85	$1,922,739.19
	iv	Reserve Account Floor Balance ($)	$3,006,252.00	$3,006,252.00
	v	Current Reserve Acct Balance ($)	$3,006,252.00	$3,006,252.00

II. 1998-2 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$88,607,344.97
	ii	Principal Collections from Guarantor	8,464,800.32
	iii	Principal Reimbursements	36,871.40
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$97,109,016.69

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$120,217.32
	ii	Capitalized Interest	(3,622,246.83)

	iii	Total Non-Cash Principal Activity	$(3,502,029.51)

C	Total Student Loan Principal Activity		$93,606,987.18

D	Student Loan Interest Activity
	i	Regular Interest Collections	$7,705,756.43
	ii	Interest Claims Received from Guarantors	483,892.25
	iii	Collection Fees/Returned Items	44,648.99
	iv	Late Fee Reimbursements	423,658.99
	v	Interest Reimbursements	22,910.52
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	19,732.94
	viii	Subsidy Payments	741,538.03

	ix	Total Interest Collections	$9,442,138.15

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,430.56
	ii	Capitalized Interest	3,622,246.83

	iii	Total Non-Cash Interest Adjustments	$3,623,677.39

F	Total Student Loan Interest Activity		$13,065,815.54

G	Non-Reimbursable Losses During Collection Period		$116,076.32

H	Cumulative Non-Reimbursable Losses to Date		$2,849,983.95

III. 1998-2 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$39,485,735.92
	ii	Consolidation Principal Payments	57,586,409.37
	iii	Reimbursements by Seller	7,060.54
	iv	Borrower Benefits Reimbursements	2,376.36
	v	Reimbursements by Servicer	2,154.88
	vi	Re-purchased Principal	25,279.62

	vii	Total Principal Collections	$97,109,016.69

B	Interest Collections
	i	Interest Payments Received	$8,506,363.99
	ii	Consolidation Interest Payments	444,555.66
	iii	Reimbursements by Seller	3,900.91
	iv	Borrower Benefits Reimbursements	142.49
	v	Reimbursements by Servicer	14,585.98
	vi	Re-purchased Interest	4,281.14
	vii	Collection Fees/Return Items	44,648.99
	viii	Late Fees	423,658.99

	ix	Total Interest Collections	$9,442,138.15

C	Other Reimbursements		$385,983.26

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$106,937,138.10
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,031,311.85)
		Consolidation Loan Rebate Fees	$(601,609.84)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$105,304,216.41

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$349,647.48
	ii	Primary Servicing Fee — Consolidation Loans	$132,583.21

H	Servicing Fees Due for Current Period		$482,230.69

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$502,230.69

IV. 1998-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:

In School
Current	3.897%	3.817%	1,305	1,222	0.557%	0.576%	$4,421,193.55	$4,169,056.53	0.515%	0.545%

Grace
Current	3.724%	3.798%	529	493	0.226%	0.232%	1,684,816.56	1,537,016.75	0.196%	0.201%
TOTAL INTERIM	3.849%	3.812%	1,834	1,715	0.783%	0.808%	$6,106,010.11	$5,706,073.28	0.711%	0.746%
REPAYMENT

Active
Current	6.169%	6.374%	156,126	142,414	66.672%	67.112%	$516,115,104.62	$462,086,064.84	60.107%	60.399%
31-60 Days Delinquent	6.184%	6.419%	8,866	7,948	3.786%	3.745%	37,559,454.17	33,889,134.51	4.374%	4.430%
61-90 Days Delinquent	6.172%	6.135%	4,974	4,541	2.124%	2.140%	22,973,398.75	20,213,703.79	2.675%	2.642%
91-120 Days Delinquent	5.942%	6.122%	3,343	3,217	1.428%	1.516%	15,117,920.86	14,312,948.27	1.761%	1.871%
> 120 Days Delinquent	5.723%	5.829%	8,840	9,123	3.775%	4.299%	40,883,642.95	41,149,723.52	4.761%	5.379%

Deferment
Current	5.286%	5.420%	25,561	23,782	10.916%	11.207%	99,606,251.02	91,440,384.37	11.600%	11.952%

Forbearance
Current	5.638%	5.887%	23,307	18,396	9.953%	8.669%	114,539,517.47	91,565,395.03	13.339%	11.969%
TOTAL REPAYMENT	5.969%	6.160%	231,017	209,421	98.653%	98.688%	$846,795,289.84	$754,657,354.33	98.618%	98.642%
Claims in Process (1)	5.464%	5.786%	1,315	1,064	0.562%	0.501%	$5,743,451.15	$4,677,137.91	0.669%	0.611%
Aged Claims Rejected (2)	4.601%	4.170%	5	5	0.002%	0.002%	$14,121.28	$11,319.68	0.002%	0.001%
GRAND TOTAL	5.950%	6.140%	234,171	212,205	100.000%	100.000%	$858,658,872.38	$765,051,885.20	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*  Percentages may not total 100% due to rounding.

V. 1998-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	4.289%	127,362	$260,825,316.46	34.093%
- GSL — Unsubsidized	4.079%	42,476	126,247,648.79	16.502%
- PLUS Loans	5.267%	12,091	37,091,764.45	4.848%
- SLS Loans	5.339%	8,040	26,658,020.84	3.484%
- Consolidation Loans:	8.662%	22,236	314,229,134.66	41.073%

- Total	6.140%	212,205	$765,051,885.20	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	4.425%	154,063	$387,597,328.67	50.663%
- Two Year	4.252%	25,151	45,530,270.32	5.951%
- Technical	4.304%	10,877	20,325,832.60	2.657%
- Other	8.659%	22,114	311,598,453.61	40.729%

- Total	6.140%	212,205	$765,051,885.20	100.000%

*	Percentages may not total 100% due to rounding.

VI. 1998-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period			$11,248,709.21
B	Interest Subsidy Payments Accrued During Collection Period			636,155.58
C	SAP Payments Accrued During Collection Period			454,598.60
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)			273,702.72
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$12,613,166.11

G	Student Loan Rate
	i	Days in Calculation Period		91
	ii	Days in Year		366
	iii	Net Expected Interest Collections		$12,613,166.11
	iv	Primary Servicing Fee		$1,513,542.54
	v	Administration Fee		$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period		$863,047,141.15
	vii	Student Loan Rate		5.16333%

		Accrued Int Factor	Accrual Period

H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(7/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.34173%
K	Class A-2 Interest Rate	0.005822334	(7/26/04 - 10/25/04)	2.34173%
L	Certificate T-Bill Based Rate of Return			2.56173%
M	Certificate Rate of Return	0.006369329	(7/26/04 - 10/25/04)	2.56173%

VII. 1998-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset

7/26/2004	—	7/26/2004	1	1.352%	2.082%	2.302%
7/27/2004	—	8/2/2004	7	1.449%	2.179%	2.399%
8/3/2004	—	8/9/2004	7	1.490%	2.220%	2.440%
8/10/2004	—	8/16/2004	7	1.497%	2.227%	2.447%
8/17/2004	—	8/23/2004	7	1.498%	2.228%	2.448%
8/24/2004	—	8/30/2004	7	1.541%	2.271%	2.491%
8/31/2004	—	9/7/2004	8	1.607%	2.337%	2.557%
9/8/2004	—	9/13/2004	6	1.663%	2.393%	2.613%
9/14/2004	—	9/20/2004	7	1.671%	2.401%	2.621%
9/21/2004	—	9/27/2004	7	1.716%	2.446%	2.666%
9/28/2004	—	10/4/2004	7	1.741%	2.471%	2.691%
10/5/2004	—	10/12/2004	8	1.716%	2.446%	2.666%
10/13/2004	—	10/24/2004	12	1.711%	2.441%	2.661%

Total Days in Accrual Period			91

VIII. 1998-2 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$858,658,872.38
	ii	Interest To Be Capitalized	4,388,268.77

	iii	Total Pool	$863,047,141.15
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$863,047,141.15

B	Total Note and Certificate Factor		0.2856552
C	Total Note and Certificate Balance		$863,047,141.15

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.6121749	1.0000000
	ii	Expected Note Balance	$0.00	$757,297,141.15	$105,750,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,006,252.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1998-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$105,577,919.13	$105,577,919.13

B	Primary Servicing Fees-Current Month		$482,230.69	$105,095,688.44

C	Administration Fee		$20,000.00	$105,075,688.44

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$105,075,688.44
	ii	Class A-2	$4,409,237.01	$100,666,451.43

	iii	Total Noteholder’s Interest Distribution	$4,409,237.01

E	Certificateholder’s Return Distribution Amount		$673,556.51	$99,992,894.92

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$99,992,894.92
	ii	Class A-2	$93,951,465.10	$6,041,429.82

	iii	Total Noteholder’s Principal Distribution	$93,951,465.10

G	Certificateholder’s Balance Distribution Amount		$0.00	$6,041,429.82

H	Increase to the Specified Reserve Account Balance		$0.00	$6,041,429.82

I	Carryover Servicing Fees		$0.00	$6,041,429.82

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$6,041,429.82
	i	Class A-2	$0.00	$6,041,429.82

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$6,041,429.82

L	Excess to Reserve Account		$6,041,429.82	$0.00

X. 1998-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$4,409,237.01	$673,556.51
	ii	Quarterly Interest Paid		0.00	4,409,237.01	673,556.51

	iii	Interest Shortfall		$0.00	$0.00	$0.00
	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00
	vii	Quarterly Principal Due		$0.00	$93,951,465.10	$0.00
	viii	Quarterly Principal Paid		0.00	93,951,465.10	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$98,360,702.11	$673,556.51

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04		$863,047,141.15
	ii	Adjusted Pool Balance 9/30/04		769,095,676.05

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$93,951,465.10

	iv	Adjusted Pool Balance 6/30/04		$863,047,141.15
	v	Adjusted Pool Balance 9/30/04		769,095,676.05

	vi	Current Principal Due (iv-v)		$93,951,465.10
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$93,951,465.10

	ix	Principal Distribution Amount Paid		$93,951,465.10

	x	Principal Shortfall (viii-ix)		$—

C		Total Principal Distribution		$93,951,465.10
D		Total Interest Distribution		5,082,793.52

E		Total Cash Distributions-Note and Certificates		$99,034,258.62

F	Note & Certificate Balances		7/26/2004	10/25/2004
	i	A-1 Note Balance (78442GBA3)	$—	$—
		A-1 Note Pool Factor	0.0000000	0.0000000

	ii	A-2 Note Balance (78442GBB1)	$757,297,141.15	$663,345,676.05
		A-2 Note Pool Factor	0.6121749	0.5362276

	iii	Certificate Balance (78442GBC9)	$105,750,000.00	$105,750,000.00
		Certificate Pool Factor	1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$3,006,252.00
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$6,041,429.82

	iv	Total Reserve Account Balance Available		$9,047,681.82
	v	Required Reserve Account Balance		$3,006,252.00

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to SLM Investment Corp.		$6,041,429.82
	viii	Ending Reserve Account Balance		$3,006,252.00

XI. 1998-2 Historical Pool Information

						2003
			7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$858,658,872.38	$905,063,807.71	$975,327,940.45	$1,348,991,397.31
	Student Loan Principal Activity
	i	Regular Principal Collections	$88,607,344.97	$42,882,674.43	$67,058,238.37	$309,195,553.11
	ii	Principal Collections from Guarantor	8,464,800.32	7,508,298.16	7,204,145.23	34,304,271.86
	iii	Principal Reimbursements	36,871.40	90,249.80	172,532.59	52,745,255.90
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$97,109,016.69	$50,481,222.39	$74,434,916.19	$396,245,080.87
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$120,217.32	$57,872.33	$105,979.00	$2,797,276.24
	ii	Capitalized Interest	(3,622,246.83)	(4,134,159.39)	(4,276,762.45)	(25,378,900.25)

	iii	Total Non-Cash Principal Activity	$(3,502,029.51)	$(4,076,287.06)	$(4,170,783.45)	$(22,581,624.01)
(-)	Total Student Loan Principal Activity		$93,606,987.18	$46,404,935.33	$70,264,132.74	$373,663,456.86
	Student Loan Interest Activity
	i	Regular Interest Collections	$7,705,756.43	$7,758,875.55	$8,558,171.71	$42,084,567.09
	ii	Interest Claims Received from Guarantors	483,892.25	423,475.10	438,257.26	2,219,876.88
	iii	Collection Fees/Return Items	44,648.99	36,235.28	38,638.32	105,835.70
	iv	Late Fee Reimbursements	423,658.99	333,427.96	418,390.92	1,607,339.37
	v	Interest Reimbursements	22,910.52	29,487.22	18,169.26	433,025.64
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	19,732.94	(499.65)	(68.63)	(2,831.70)
	viii	Subsidy Payments	741,538.03	802,973.47	810,931.34	4,452,909.91

	ix	Total Interest Collections	$9,442,138.15	$9,383,974.93	$10,282,490.18	$50,900,722.89
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,430.56	$1,153.89	$8,766.56	$(2,293,707.61)
	ii	Capitalized Interest	3,622,246.83	4,134,159.39	4,276,762.45	25,378,900.25

	iii	Total Non-Cash Interest Adjustments	$3,623,677.39	$4,135,313.28	$4,285,529.01	$23,085,192.64

	Total Student Loan Interest Activity		$13,065,815.54	$13,519,288.21	$14,568,019.19	$73,985,915.53
(=)	Ending Student Loan Portfolio Balance		$765,051,885.20	$858,658,872.38	$905,063,807.71	$975,327,940.45
(+)	Interest to be Capitalized		$4,043,790.85	$4,388,268.77	$4,847,745.50	$5,035,075.87
(=)	TOTAL POOL		$769,095,676.05	$863,047,141.15	$909,911,553.21	$980,363,016.32
(+)	Reserve Account Balance		$—	$—	$—	$—
(=)	Total Adjusted Pool		$769,095,676.05	$863,047,141.15	$909,911,553.21	$980,363,016.32

XII. 1998-2 Historical Pool Information (cont.)

			2002	2001	2000	1999	1998
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	5/25/98-12/31/98
Beginning Student Loan Portfolio Balance			$1,807,063,090.73	$2,179,501,738.20	$2,478,450,859.13	$2,823,690,030.91	$2,955,578,269.52
	Student Loan Principal Activity
	i	Regular Principal Collections	$249,376,914.42	$308,222,637.03	$270,189,414.91	$289,650,113.50	$173,179,705.90
	ii	Principal Collections from Guarantor	38,315,004.41	40,090,632.83	28,880,539.85	44,344,917.02	10,013,232.79
	iii	Principal Reimbursements	204,903,388.80	75,438,636.01	65,740,828.14	76,932,103.41	1,684,994.12
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$492,595,307.63	$423,751,905.87	$364,810,782.90	$410,927,133.93	$184,877,932.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$4,748,116.20	$5,070,334.48	$6,713,908.10	$8,145,563.72	$5,290,698.85
	ii	Capitalized Interest	(39,271,730.41)	(56,383,592.88)	(72,575,570.07)	(73,833,525.87)	(58,280,393.05)

	iii	Total Non-Cash Principal Activity	$(34,523,614.21)	$(51,313,258.40)	$(65,861,661.97)	$(65,687,962.15)	$(52,989,694.20)
(-)	Total Student Loan Principal Activity		$458,071,693.42	$372,438,647.47	$298,949,120.93	$345,239,171.78	$131,888,238.61
	Student Loan Interest Activity
	i	Regular Interest Collections	$64,638,619.04	$97,577,037.95	$114,269,186.18	$125,225,229.37	$79,142,828.23
	ii	Interest Claims Received from Guarantors	2,751,470.75	3,112,887.56	1,908,019.28	2,801,216.68	508,802.25
	iii	Collection Fees/Return Items	37,460.88	—	—	—	—
	iv	Late Fee Reimbursements	1,772,241.91	2,178,451.26	2,250,596.39	2,230,935.90	681,666.76
	v	Interest Reimbursements	1,864,879.67	903,079.96	792,993.91	1,237,485.77	33,322.25
	vi	Other System Adjustments	—	—	(1,313.11)	—	—
	vii	Special Allowance Payments	(1,211.15)	4,319,306.63	17,519,965.77	1,133,152.00	544,110.01
	viii	Subsidy Payments	8,147,039.64	13,743,771.20	18,867,208.16	29,803,624.77	15,023,783.79

	ix	Total Interest Collections	$79,210,500.74	$121,834,534.56	$155,606,656.58	$162,431,644.49	$95,934,513.29
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,209,270.99)	$(4,482,180.67)	$(6,291,939.80)	$(7,343,266.92)	$(5,109,872.63)
	ii	Capitalized Interest	39,271,730.41	56,383,592.88	72,575,570.07	73,833,525.87	58,280,393.05

	iii	Total Non-Cash Interest Adjustments	$35,062,459.42	$51,901,412.21	$66,283,630.27	$66,490,258.95	$53,170,520.42

	Total Student Loan Interest Activity		$114,272,960.16	$173,735,946.77	$221,890,286.85	$228,921,903.44	$149,105,033.71
(=)	Ending Student Loan Portfolio Balance		$1,348,991,397.31	$1,807,063,090.73	$2,179,501,738.20	$2,478,450,859.13	$2,823,690,030.91
(+)	Interest to be Capitalized		$7,427,660.00	$11,593,031.44	$16,570,841.32	$27,266,177.71	$35,151,420.12
(=)	TOTAL POOL		$1,356,419,057.31	$1,818,656,122.17	$2,196,072,579.52	$2,505,717,036.84	$2,858,841,451.03
(+)	Reserve Account Balance		$3,391,047.64	$4,546,640.31	$5,490,181.45	$6,264,292.59	$7,147,103.63
(=)	Total Adjusted Pool		$1,359,810,104.95	$1,823,202,762.48	$2,201,562,760.97	$2,511,981,329.43	$2,865,988,554.66

XII. 1998-2 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *
Jul-98	$3,006,252,430	—	Oct-01	$1,939,286,144	5.06%
Oct-98	$2,924,778,177	4.32%	Jan-02	$1,818,656,122	5.63%
Jan-99	$2,858,841,451	4.03%	Apr-02	$1,705,893,536	6.09%
Apr-99	$2,762,636,361	4.98%	Jul-02	$1,617,068,813	6.26%
Jul-99	$2,645,917,859	6.18%	Oct-02	$1,476,422,405	7.18%
Oct-99	$2,569,575,554	5.88%	Jan-03	$1,356,419,057	7.83%
Jan-00	$2,505,717,037	5.37%	Apr-03	$1,251,903,874	8.29%
Apr-00	$2,431,112,921	5.14%	Jul-03	$1,190,240,559	8.13%
Jul-00	$2,356,448,478	4.97%	Oct-03	$1,053,647,548	9.17%
Oct-00	$2,269,070,914	5.06%	Jan-04	$980,363,016	9.26%
Jan-01	$2,196,072,580	4.90%	Apr-04	$909,911,553	9.35%
Apr-01	$2,124,035,212	4.74%	Jul-04	$863,047,141	9.06%
Jul-01	$2,040,922,850	4.76%	Oct-04	$769,095,676	9.64%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.